           As filed with the Securities and Exchange Commission on July 12, 2005
                                                     Registration No. 333-102878
--------------------------------------------------------------------------------


                           POST-EFFECTIVE AMENDMENT TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              NEOWARE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                                           23-2705700
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)


                                400 Feheley Drive
                       King of Prussia, Pennsylvania 19406
                    (Address of Principal Executive Offices)

                      2002 NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

     Keith D. Schneck, Executive Vice President and Chief Financial Officer
                              Neoware Systems, Inc.
                                400 Feheley Drive
                       King of Prussia, Pennsylvania 19406
                                 (610) 277-8300
            (Name and address of agent for service, telephone number,
                   including area code, of agent for service)

                                   Copies to:

                           Nancy D. Weisberg, Esquire
                           McCausland, Keen & Buckman
                             Radnor Court, Suite 160
                          259 North Radnor-Chester Road
                         Radnor, Pennsylvania 19087-5240
                                 (610) 341-1000

                              EXPLANATORY STATEMENT

         This post-effective amendment to the registration statement on Form S-8 (Registration No. 333-102878) hereby reflects the transfer from the Neoware Systems, Inc. (the "Company") 1995 Stock Option Plan (the "1995 Plan") and the Company's 2002 Non-Qualified Stock Option Plan (the "2002 Plan") to the Company's 2004 Equity Incentive Plan (the "2004 Plan") of up to 1,750,000 shares of the Company's common stock ("Common Stock") subject to outstanding options and previously reserved for issuance under the 1995 Plan and the 2002 Plan which will be reserved under the 2004 Plan upon the termination, expiration or cancellation of such options.

         The Company has previously registered its Common Stock for issuance under: (a) the 1995 Plan on (i) the Company's registration statement on Form S-8, dated June 26, 1995 (Registration No. 33-93942), registering 1,000,000 shares of Common Stock, (ii) the Company's registration statement on Form S-8, dated January 22, 1997 (Registration No. 333-20185), registering 500,000 shares of Common Stock, (iii) the Company's registration statement on Form S-8, dated February 28, 2001 (Registration No. 333-56298), registering 1,000,000 shares of Common Stock and (iv) the Company's registration statement on Form S-8, dated August 14, 2003 (Registration No. 333-107974), registering 500,000 shares of Common Stock; and (b) the 2002 Plan on (i) the Company's registration statement on Form S-8, dated January 31, 2003 (Registration No. 333-102878), registering 500,000 shares of Common Stock and (ii) the Company's registration statement on Form S-8, dated August 14, 2003 (Registration No. 333-107970), registering 200,000 shares of Common Stock.

         On October 19, 2004, the Board of Directors of the Company adopted the 2004 Plan and a resolution approving the transfer from the 1995 Plan and the 2002 Plan to the 2004 Plan of up to 1,750,000 shares of Common Stock subject to outstanding options previously reserved for issuance under the 1995 Plan and the 2002 Plan, to the extent that such options terminate, expire, or are canceled without being exercised. At the Company's December 1, 2004 Annual Meeting of Stockholders, the Company's stockholders approved, among other things, the 2004 Plan, including the transfer of shares of Common Stock from the 1995 Plan and the 2002 Plan to the 2004 Plan as described above.

         The Company is filing a registration statement on Form S-8, also dated the date hereof, which registers additional shares of Common Stock for the 2004 Plan, and such registration statement also includes the transfer of up to 1,750,000 registered shares of Common Stock from the 1995 Plan and the 2002 Plan to the 2004 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

         4.1 Amended and Restated 2002 Non-Qualified Stock Option Plan (as amended on June 30, 2003)(1)

         23.1*    Consent of KPMG LLP.

         24**     Power of Attorney (see signature page).

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(1) Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 333-107970) filed with the Securities and Exchange Commission on August 14, 2003.

*        Filed herewith.

**       Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomery County, Pennsylvania, on the 12th day of July, 2005.


                                       NEOWARE SYSTEMS, INC.


                                       By:  /S/MICHAEL G. KANTROWITZ
                                          --------------------------------------
                                               Michael G. Kantrowitz, Chairman,
                                               President and Chief Executive
                                               Officer

                                       By:  /S/KEITH D. SCHNECK
                                          --------------------------------------
                                               Keith D. Schneck, Executive Vice
                                               President and Chief Financial
                                               Officer (Principal Financial
                                               Officer and Principal Accounting
                                               Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By:  /S/MICHAEL G. KANTROWITZ                                Date: July 12, 2005
     ----------------------------------------
         Michael G. Kantrowitz,
         Chairman, President and Director


By:  /S/JOHN M. RYAN*                                        Date: July 12, 2005
     ----------------------------------------
         John M. Ryan, Director


By:  /S/CHRISTOPHER G. MCCANN*                               Date: July 12, 2005
     ----------------------------------------
         Christopher G. McCann, Director


By:  /S/JOHN P. KIRWIN, III*                                 Date: July 12, 2005
     ----------------------------------------
         John P. Kirwin, III, Director


By:  /S/DAVID D. GATHMAN*                                    Date: July 12, 2005
     ----------------------------------------
         David D. Gathman, Director



* Michael G. Kantrowitz, by signing his name hereto, does hereby sign this Amendment No. 1 on behalf of the indicated directors of the Registrant, pursuant to powers of attorney executed by each of such directors and filed with the Securities and Exchange Commission, on the date as indicated.

/S/Michael G. Kantrowitz
---------------------------------------
Date:  July 12, 2005
Michael G. Kantrowitz, Attorney-in-Fact